SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 24, 2020

ORGANIC AGRICULTURAL COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-226810	82-5442097
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

6th Floor A, Chuangxin Yilu, No. 2305, Technology Chuangxincheng, Gaoxin Jishu Chanye Technology Development District, Harbin City. Heilongjiang Province, China 150090
(Address of principal executive offices) (Zip Code)

86 (0451) 5862-8171
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Disposition of Assets

On April 24, 2020 the Registrant’s subsidiary, Heilongjiang Tianci Liangtian Agricultural Technology Development Co., Ltd. (“Tianci”) entered into an Equity Transfer Agreement providing for the transfer to Lou Zhengui of Tianci’s 51% interest in the equity of Baoqing County Lvxin Paddy Rice Plant Specialized Cooperative (“Lvxin”). The Agreement transferred the equity to Lou Zhengui as of April 30, 2020. Tianci retained responsibility for the liabilities incurred by Lvxin prior to April 30, 2020, including a debt of 257,731 Renminbi (approx. US$36,380) owed by Lvxin to Heilongjiang Yuxingqi Technology Development Co., Ltd., which is a subsidiary of Tianci. Tianci also waived a debt of 3,672,002 Renminbi (approx. US$518,321) owed by Lvxin to Tianci.

In exchange for the 51% interest in Lvxin, Lou Zhengui assumed the obligation to satisfy a debt of 300,000 Renminbi (approx. US$42,350) owed by Tianci to Hao Shuping, a member of the Registrant’s Board of Directors. Lou Zhengui also guaranteed that he would cause Lvxin to continue to sell paddy rice to Tianci at market prices preferentially.

The business of Lvxin is growing paddy rice. The divestment of Lvxin by Tianci will enable Tianci to focus on its other business: processing and marketing food stuffs.

Item 9.01	Financial Statements and Exhibits

Financial Statements

Pro Forma Financial Statements - to be filed by Amendment

Exhibits

10-a	Equity Transfer Agreement of Baoqing County Lvxin Paddy Rice Plant Specialized Cooperative dated April 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: May 11, 2020	By:	/s/ Xun Jianjun
Xun Jianjun
Chief Executive Officer

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